                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT of 1934

                                November 12, 2002

                             ADVA International Inc.

                                    Delaware
                                    --------
                  State or other jurisdiction of incorporation

                    0-16341                               16-1284228
                   ---------                             ------------
            Commission file number             I.R.S. Employee Identification No.

                             454 South Anderson Road
                         Rock Hill, South Carolina 29730

                                  803.327.6790

                                EXPLANATORY NOTE

ADVA International Inc. Has received, as of November 8, 2002, new funding in the form of two loans totaling $280,000. ADVA is currently pursuing further funding and expects near term results for these efforts. ADVA's expenditures for personnel, consultant fees, ongoing product development costs, overhead, and accounts payable through February 1, 2003 are estimated to be between $625K and
$675K.

Item 5
------

ADVA's Board of Directors has agreed to the terms for two promissory notes of
$180,000 and $100,000 respectively. The notes call for repayment within one year of receipt of proceeds and carry a per annum interest rate of seven and one half per cent (7.5%) to be paid semi-annually.

The following exhibits are filed with this Current report on Form 8-K.

Exhibit No.                          Description
-----------                          -----------

  10.0                  Promissory note agreement signed by and between the
                        Company and Lagan Investments Ltd.

  10.1                  Promissory note agreement signed by and between the
                        Company and H.J. Heerema

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             For: ADVA International, Inc.

Date: 11/12/02                               By: /s/ Ernst R. Verdonck
                                                --------------------------
                                                     Ernst R Verdonck
                                                     CEO and Chairman of the Board